Exhibit 99.1

Benefitfocus, Inc. 843-284-1052 ext. 3527 pr@benefitfocus.com Investor Relations: Michael Bauer 843-284-1052 ext. 6654 michael.bauer@benefitfocus.com

Benefitfocus Announces Fourth Quarter and Full Year 2017 Financial Results

2017 total revenue of $256.7 million grew 10% year-over-year

2017 employer revenue of $164.0 million grew 17% year-over-year

Charleston, S.C. – March 14, 2018 – Benefitfocus, Inc. (NASDAQ: BNFT), a leading provider of cloud-based benefits management software, today announced its fourth quarter and full year 2017 financial results.

“Our results for the fourth quarter reflect total revenue and adjusted EBITDA exceeding the midpoint of our guidance and we achieved a major milestone of becoming free cash flow positive,” said Ray August, President and Chief Executive Officer of Benefitfocus. “Overall, the fourth quarter was a successful one that reflects improved execution and progress across our growing company.”

August added, “As we focus on 2018, our teams are aligned to improve our sales execution, expand our revenue opportunities and strengthen our core. Successfully executing on these three priorities will result in faster recurring revenue growth, improved profitability, and drive long-term shareholder value.”

Fourth Quarter 2017 Financial Highlights

Revenue

•	Total revenue was $66.8 million, an increase of 7% compared to the fourth quarter of 2016.
•	Software services revenue was $55.1 million, an increase of 5% compared to the fourth quarter of 2016.
•	Professional services revenue was $11.7 million, an increase of 15% compared to the fourth quarter of 2016.
•	Employer revenue was $44.4 million, an increase of 21% compared to the fourth quarter of 2016.
•	Insurance carrier revenue was $22.4 million, a decline of 14% compared to the fourth quarter of 2016.

Net Loss

•

GAAP net loss was ($7.0) million, compared to ($7.1) million in the fourth quarter of 2016. GAAP net loss per share was ($0.22), based on 31.3 million basic and diluted weighted average common shares outstanding, compared to ($0.24) for the fourth quarter of 2016, based on 30.0 million basic and diluted weighted average common shares outstanding.

Non-GAAP Net Loss and Adjusted EBITDA

•

Non-GAAP net loss was ($1.9) million, compared to ($2.6) million in the fourth quarter of 2016. Non-GAAP net loss per share was ($0.06), based on 31.3 million basic and diluted weighted average common shares outstanding, compared to ($0.09) for the fourth quarter of 2016, based on 30.0 million basic and diluted weighted average common shares outstanding.

•	Adjusted EBITDA was $5.3 million, compared to $2.9 million in the fourth quarter of 2016.

See important disclosures about non-GAAP measures, and a reconciliation of them to GAAP, below.

Balance Sheet

•	Cash, cash equivalents and marketable securities at December 31, 2017 totaled $55.3 million, compared to $54.6 million at the end of the third quarter of 2017.

Full Year 2017 Financial Highlights

Revenue

•	Total revenue was $256.7 million, an increase of 10% compared to the full year 2016.
•	Software services revenue was $218.4 million, an increase of 8% compared to the full year 2016.
•	Professional services revenue was $38.3 million, an increase of 21% compared to the full year 2016.
•	Employer revenue was $164.0 million, an increase of 17% compared to the full year 2016.
•	Insurance carrier revenue was $92.7 million, approximately unchanged compared to the full year 2016.

Net Loss

•

GAAP net loss was ($25.9) million, compared to ($40.1) million in 2016. GAAP net loss per share was ($0.83), based on 31.1 million basic and diluted weighted average common shares outstanding, compared to ($1.35) in 2016, based on 29.6 million basic and diluted weighted average common shares outstanding.

Non-GAAP Net Loss and Adjusted EBITDA

•

Non-GAAP net loss was ($8.4) million, compared to ($21.7) million in 2016. Non-GAAP net loss per share was ($0.27), based on 31.1 million basic and diluted weighted average common shares outstanding, compared to ($0.73) in 2016, based on 29.6 million basic and diluted weighted average common shares outstanding.

•	Adjusted EBITDA was $19.4 million, compared to ($1.1) million in 2016.

See important disclosures about non-GAAP measures, and a reconciliation of them to GAAP, below.

Fourth Quarter and Recent Business Highlights

•	We ended the quarter with 920 large employer customers, up from 833 at the end of the year-ago period and 903 at the end of the third quarter of 2017.
•

We announced our Winter Software Release, which included platform investments designed to simplify end-of-year reporting and deliver data-driven insights for 2018 planning. The release also included new communication capabilities to help increase transparency and improve personalization.

•

We published our third annual “State of Employee Benefits” report, a snapshot of real, but anonymous benefit election data from more than 1.3 million consumers from 540 large employers on our Platform.

•	The Brandon Hall Group awarded us its gold medal award for the Best Advance in Compensation and Benefits and/or Payroll Administration category.

Business Outlook

Based on information available as of March 14, 2018, Benefitfocus is providing guidance for the first quarter and full year 2018.  Our guidance is based on the new ASC 606 revenue recognition standard that is effective beginning January 1, 2018.

First Quarter 2018:

•	Total revenue is expected to be in the range of $57.5 million to $59.5 million.
•	Adjusted EBITDA is expected to be in the range of ($6.0) million to ($4.0) million.
•	Non-GAAP net loss is expected to be in the range of ($13.0) million to ($11.0) million.
•	Diluted weighted average common shares outstanding is expected to be 31.3 million.

Full Year 2018:

•	Total revenue is expected to be in the range of $250.0 million to $258.0 million.
•	Adjusted EBITDA is expected to be in the range of $5.0 million to $13.0 million.
•	Non-GAAP net loss is expected to be in the range of ($25.0) million to ($17.0) million.
•	Diluted weighted average common shares outstanding is expected to be 31.7 million.

See important disclosures about non-GAAP measures, and a reconciliation of them to GAAP, below.

Conference Call Details:

In conjunction with this announcement, Benefitfocus will host a conference call today, March 14, 2018, at 5:00 p.m. Eastern Time to discuss the company’s financial results. To access this call, dial (877) 407-9039 (domestic) or (201) 689-8470 (international). A live webcast, as well as the replay, of the conference call will be available on the Investor Relations page of the company’s website at http://investor.benefitfocus.com/. A replay of this conference call can also be accessed by dialing (844) 512-2921 (domestic) or (412) 317-6671 (international) with replay passcode 13675332 through March 21, 2018.

Investor Presentation Details

An investor presentation providing additional information on the ASC 605 to ASC 606 accounting change can be found at http://investor.benefitfocus.com.

About Benefitfocus

Benefitfocus (NASDAQ: BNFT) provides technology and services that improve the way employers of all sizes manage their benefits investment. Through a combination of powerful cloud-based software, data-driven insights and thoughtfully-designed services, we provide employers, their brokers and insurance carriers with a single partner to deliver a world-class benefits experience. Learn more at www.benefitfocus.com, LinkedIn and Twitter.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including non-GAAP gross profit, operating income (loss), net loss, net loss per common share, adjusted EBITDA, and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial position that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP gross profit, operating income (loss), net loss and net loss per share exclude stock-based compensation expenses, amortization of acquisition-related intangible assets, offering costs expensed, if any and costs not core to our business, if any.  We define adjusted EBITDA as net loss before net interest, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense , expense related to the impairment of goodwill and intangible assets, and costs not core to our business.  We define free cash flow as cash from operations plus purchases of property and equipment.  Please note that other companies might define their non-GAAP financial measures differently than we do.

Management presents these non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, their inclusion should provide consistency in the company’s financial reporting.

Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release, including in the accompanying tables.

Safe Harbor Statement

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our continuing losses and need to achieve GAAP profitability; fluctuations in our financial results; risks related to changing healthcare and other applicable regulations; our ability to maintain our culture, recruit and retain qualified personnel and effectively expand our sales force; cyber-security risks;  the immature and volatile market for our products and services; the need to innovate and provide useful products and services; our ability to compete effectively; privacy, security and other risks associated with our business; and the other risk factors set forth from time to time in our SEC filings,  copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec-filings or upon request from our Investor Relations Department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Source: Benefitfocus, Inc.

Benefitfocus, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue	$66,763	$62,647	$256,735	$233,335
Cost of revenue (1)(2)	33,260	32,522	124,156	120,681
Gross profit	33,503	30,125	132,579	112,654
Operating expenses:(1)(2)
Sales and marketing	18,177	13,546	69,280	55,488
Research and development	12,327	13,308	49,549	56,584
General and administrative	6,781	8,335	27,268	32,750
Total operating expenses	37,285	35,189	146,097	144,822
Loss from operations	(3,782)	(5,064)	(13,518)	(32,168)
Other income (expense):
Interest income	53	21	182	138
Interest expense on building lease financing obligations	(1,865)	(1,696)	(7,450)	(6,826)
Interest expense on other borrowings	(1,405)	(404)	(4,931)	(1,095)
Other expense	–	46	(140)	(90)
Total other expense, net	(3,217)	(2,033)	(12,339)	(7,873)
Loss before income taxes	(6,999)	(7,097)	(25,857)	(40,041)
Income tax expense	5	2	15	17
Net loss	$(7,004)	$(7,099)	$(25,872)	$(40,058)
Comprehensive loss	$(7,004)	$(7,099)	$(25,872)	$(40,058)

Net loss per common share:
Basic and diluted	$(0.22)	$(0.24)	$(0.83)	$(1.35)
Weighted-average common shares outstanding:
Basic and diluted	31,285,263	30,030,164	31,052,378	29,589,857

(1) Stock-based compensation included in above line items:
Cost of revenue	$705	$726	$2,508	$2,798
Sales and marketing	1,378	857	4,953	3,213
Research and development	790	994	2,990	4,532
General and administrative	1,618	1,901	5,686	7,545

(2) Amortization of acquired intangible assets included in above line items:
Cost of revenue	$36	$36	$141	$147
Sales and marketing	14	12	52	42
Research and development	12	13	50	54
General and administrative	2	2	15	14

Benefitfocus, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	As of December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$55,335	$56,853
Marketable securities	–	2,007
Accounts receivable, net	30,156	28,340
Accounts receivable, related party, net	–	4,626
Prepaid expenses and other current assets	4,337	4,449
Total current assets	89,828	96,275
Property and equipment, net	72,681	80,518
Intangible assets, net	150	408
Goodwill	1,634	1,634
Other non-current assets	816	1,575
Total assets	$165,109	$180,410
Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$4,260	$5,829
Accrued expenses	9,136	10,867
Accrued compensation and benefits	14,250	17,347
Deferred revenue, current portion	38,821	35,426
Revolving line of credit, current portion	24,000	20,000
Financing and capital lease obligations, current portion	3,423	2,604
Total current liabilities	93,890	92,073
Deferred revenue, net of current portion	19,898	40,412
Revolving line of credit, net of current portion	32,246	20,246
Financing and capital lease obligations, net of current portion	55,597	57,934
Other non-current liabilities	2,809	3,056
Total liabilities	204,440	213,721
Commitments and contingencies
Stockholders' deficit:
Preferred stock, par value $0.001, 5,000,000 shares authorized, no shares issued and outstanding at December 31, 2017 and 2016	-	-
Common stock, par value $0.001, 50,000,000 shares authorized, 31,307,989 and 30,429,014 shares issued and outstanding at December 31, 2017 and 2016, respectively	31	30
Additional paid-in capital	355,301	335,059
Accumulated deficit	(394,663)	(368,400)
Total stockholders' deficit	(39,331)	(33,311)
Total liabilities and stockholders' deficit	$165,109	$180,410

Benefitfocus, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2017	2016	2015
Cash flows from operating activities
Net loss	$(25,872)	$(40,058)	$(62,084)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	15,906	13,073	11,664
Stock-based compensation expense	16,137	18,088	10,454
Interest accrual on financing obligations	7,500	6,827	7,092
Provision for doubtful accounts	75	667	22
Loss on disposal or impairment of property and equipment	157	141	18
Changes in operating assets and liabilities:
Accounts receivable, net	2,735	(3,936)	(7,800)
Accrued interest on short-term investments	7	220	205
Prepaid expenses and other current assets	112	1,626	(1,328)
Other non-current assets	759	339	1,380
Accounts payable	(1,372)	(1,849)	3,418
Accrued expenses	(1,617)	990	2,961
Accrued compensation and benefits	(3,097)	(3,337)	3,310
Deferred revenue	(17,119)	(17,690)	(1,189)
Other non-current liabilities	(248)	2,073	332
Net cash and cash equivalents used in operating activities	(5,937)	(22,826)	(31,545)
Cash flows from investing activities
Purchases of short-term investments held to maturity	–	(2,004)	(68,185)
Proceeds from short-term investments held to maturity	2,000	40,225	32,667
Purchases of property and equipment	(8,279)	(12,705)	(14,727)
Net cash and cash equivalents (used in) provided by investing activities	(6,279)	25,516	(50,245)
Cash flows from financing activities
Draws on revolving line of credit	105,000	84,000	57,492
Payments on revolving line of credit	(89,000)	(74,000)	(44,903)
Proceeds from exercises of stock options and ESPP	3,715	6,870	4,229
Proceeds from issuance of common stock and warrant, net of issuance costs	–	–	74,538
Payments of deferred financing costs and debt issuance costs	–	(379)	(566)
Remittance of taxes upon vesting of restricted stock units	–	(202)	(2,116)
Payments on financing and capital lease obligations	(9,017)	(10,200)	(9,884)
Net cash and cash equivalents provided by financing activities	10,698	6,089	78,790
Net (decrease) increase in cash and cash equivalents	(1,518)	8,779	(3,000)
Cash and cash equivalents, beginning of year	56,853	48,074	51,074
Cash and cash equivalents, end of year	$55,335	$56,853	$48,074

Supplemental disclosure of non-cash investing and financing activities
Property and equipment purchases in accounts payable and accrued expenses	$389	$699	$1,489
Property and equipment purchased with financing and capital lease obligations	$-	$28,032	$914
Post contract support purchased with financing obligations	$-	$1,048	$272
Allocation of proceeds to deferred revenue from issuance of common stock based on relative selling price	$-	$-	$207
Supplemental disclosure of cash flow information
Income taxes paid	$14	$7	$18
Interest paid	$10,911	$6,655	$6,525

Benefitfocus, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited, dollars in thousands except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Reconciliation from Gross Profit to Non-GAAP Gross Profit:
Gross profit	$33,503	$30,125	$132,579	$112,654
Amortization of acquired intangible assets	36	36	141	147
Stock-based compensation expense	705	726	2,508	2,798
Total net adjustments	741	762	2,649	2,945
Non-GAAP gross profit	$34,244	$30,887	$135,228	$115,599

Reconciliation from Operating Loss to Non-GAAP Operating Loss:
Operating loss	$(3,782)	$(5,064)	$(13,518)	$(32,168)
Amortization of acquired intangible assets	64	63	258	257
Stock-based compensation expense	4,491	4,478	16,137	18,088
Costs not core to our business	578	—	1,058	—
Total net adjustments	5,133	4,541	17,453	18,345
Non-GAAP operating income (loss)	$1,351	$(523)	$3,935	$(13,823)

Reconciliation from Net Loss to Adjusted EBITDA:
Net loss	$(7,004)	$(7,099)	$(25,872)	$(40,058)
Depreciation	3,146	2,615	12,391	9,959
Amortization of software development costs	848	776	3,257	2,857
Amortization of acquired intangible assets	64	63	258	257
Interest income	(53)	(21)	(182)	(138)
Interest expense on building lease financing obligations	1,865	1,696	7,450	6,826
Interest expense on other borrowings	1,405	404	4,931	1,095
Income tax expense	5	2	15	17
Stock-based compensation expense	4,491	4,478	16,137	18,088
Costs not core to our business	578	—	1,058	—
Total net adjustments	12,349	10,013	45,315	38,961
Adjusted EBITDA	$5,345	$2,914	$19,443	$(1,097)

Reconciliation from Net Loss to Non-GAAP Net Loss:
Net loss	$(7,004)	$(7,099)	$(25,872)	$(40,058)
Amortization of acquired intangible assets	64	63	258	257
Stock-based compensation expense	4,491	4,478	16,137	18,088
Costs not core to our business	578	—	1,058	—
Total net adjustments	5,133	4,541	17,453	18,345
Non-GAAP net loss	$(1,871)	$(2,558)	$(8,419)	$(21,713)

Calculation of Non-GAAP Earnings Per Share:
Non-GAAP net loss	$(1,871)	$(2,558)	$(8,419)	$(21,713)

Weighted average shares outstanding - basic and diluted	31,285,263	30,030,164	31,052,378	29,589,857
Shares used in computing non-GAAP net loss per share - basic and diluted	31,285,263	30,030,164	31,052,378	29,589,857
Non-GAAP net loss per common share - basic and diluted	$(0.06)	$(0.09)	$(0.27)	$(0.73)

Benefitfocus, Inc.
Unaudited Reconciliation of GAAP to Non-GAAP Guidance Ranges
(in millions, except per share data)

	First Quarter 2018		Full Year 2018
	Range		Range
	Low	High	Low	High
Reconciliation from Net Loss Guidance to Adjusted EBITDA Guidance:
Net loss - Guidance range	$(17.4)	$(15.4)	$(40.7)	$(32.7)
Depreciation and amortization	4.1	4.1	17.8	17.8
Interest income	(0.1)	(0.1)	(0.2)	(0.2)
Interest expense	3.1	3.1	12.7	12.7
Income tax expense	—	—	—	—
Stock-based compensation expense	3.5	3.5	14.0	14.0
Costs not core to the business	0.8	0.8	1.4	1.4
Total net adjustments	11.4	11.4	45.7	45.7
Adjusted EBITDA - Guidance range	$(6.0)	$(4.0)	$5.0	$13.0

Reconciliation from Net Loss Guidance to Non-GAAP Net Loss Guidance:
Net loss - Guidance range	$(17.4)	$(15.4)	$(40.7)	$(32.7)
Amortization of acquired intangible assets	0.1	0.1	0.3	0.3
Stock-based compensation expense	3.5	3.5	14.0	14.0
Costs not core to the business	0.8	0.8	1.4	1.4
Total net adjustments	4.4	4.4	15.7	15.7
Non-GAAP net loss - Guidance range	$(13.0)	$(11.0)	$(25.0)	$(17.0)

Calculation of Non-GAAP Earnings Per Share Guidance:
Non-GAAP net loss - Guidance range	$(13.0)	$(11.0)	$(25.0)	$(17.0)

Weighted average shares outstanding - basic and diluted	31.3	31.3	31.7	31.7
Shares used in computing non-GAAP net loss per share - basic and diluted	31.3	31.3	31.7	31.7
Non-GAAP net loss per common share - basic and diluted	$(0.42)	$(0.35)	$(0.79)	$(0.54)